                                                                  EXHIBIT 10.42


                                    EXHIBIT A

                              CONSULTING AGREEMENT


        This Consulting Agreement is made and entered into AUGUST 21, 2001 by and between MTI TECHNOLOGY CORPORATION, A DELAWARE CORPORATION ("MTI" or "the COMPANY") at 4905 E. La Palma Avenue, Anaheim, CA 92807 and DALE WIGHT ("CONSULTANT").

                                    RECITALS

        WHEREAS, Consultant represents that he has expertise in the area of
______________________________.

        WHEREAS, MTI, in reliance on Consultant's representations, is willing to engage Consultant as an independent contractor, and not as an employee to perform services as described in Exhibit "A" attached hereto. Consultant desires to provide these services to the Company pursuant to the terms and conditions set forth below.

        WHEREAS, THE COMPANY has spent significant time, effort, and money developing its Proprietary Information, which is vital to the Company's business and goodwill. The Company necessarily will reveal this Proprietary Information to Consultant during the Term of this Agreement. Hence, the Company and the Consultant have agreed that the Company will only retain Consultant's services if Consultant agrees to maintain all Proprietary Information in strict confidence pursuant to the terms of this Agreement.

        WHEREAS, THE COMPANY and Consultant have agreed that Consultant will provide consulting services as an independent contractor pursuant to the terms and conditions set forth in this Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the recitals listed above, and the mutual promises contained in this Agreement, Consultant and the Company agree, covenant, and represent as follows:

        1. Duties of Consultant.

           a. The Company hereby retains Consultant as an independent contractor to provide the services as described in Exhibit "A" attached hereto. Consultant shall provide such additional services as to MTI's senior management. Consultant will devote his best efforts to the performance of these services.

           b. Consultant's relationship with the Company will be that of an independent contractor. Nothing in this Agreement will be construed to create a partnership, joint venture, or employer-employee relationship between Consultant and the Company. Accordingly, MTI and Consultant agree, covenant, and represent that:

               (i) The parties acknowledge and agree that the Company has no right to control the manner, means, or method by which Consultant performs the services called for by this Agreement except to: (1) direct Consultant with respect to the elements of the services to be performed by Consultant and the results to be derived by the Company, (2) to inform Consultant as to where and when such services will be performed, and (3) to review and assess the performance of the services by Consultant for the limited purposes of ensuring that the services have been performed and confirming that results are satisfactory.

               (ii) Consultant will provide his or her own tools of the trade and will not be required to work exclusively on the Company's premises, and will not have any responsibility for hiring or supervising any of the Company's employees. The Company and Consultant will mutually agree upon the place or places at which the services required by this Agreement are to be performed.

        2. Compensation.

           a. In consideration of the services to be performed by Consultant, the Company will pay Consultant the fees shown in Exhibit "B". Consultant will invoice the Company on a monthly basis for all hours worked under this Agreement during the preceding month. Within forty-five (45) days after receipt of Consultant's invoice, the Company will pay the agreed-upon amount.

           b. The Company and Consultant agree, covenant, and represent that, because Consultant is an independent contractor and not an employee of the Company, the Company will not withhold from Consultant's professional fee and Consultant will be responsible for paying, any federal, state or local payroll, social security, disability, workers' compensation, self-employment insurance, income and other taxes or assessments. Consultant will, at his or her cost and expense, pay and be fully liable and responsible for, and indemnify and hold the Company harmless for, any taxes, assessments, fines or penalties relating to the Company's failure to pay or withhold any and all taxes relating to any compensation paid pursuant to this Agreement.

        3. Expenses. Consultant is responsible for paying all ordinary and necessary expenses arising from the Consultant's performance of the services under this Agreement, including his or her own business, unless agreed to in writing by the parties. Any travel and other expenses requested by the Company will be paid for by the Company and may be billed to Company by Consultant above the compensation defined in Section 2.



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

        4. Rights in Data.

           a. Any MTI Work Product will be considered a "work for hire" and will remain the exclusive property of MTI.

           b. "MTI Work Product" means only the ideas, processes, methods, programming aids, reports, programs, manuals, tapes, software, flowcharts, systems or improvements, enhancements, or modifications, that the Consultant produces, develops, prepares, conceives, makes, or suggests in the performance of the services under this Agreement, including all related developments originated or conceived during the term of this Agreement but completed or reduced to practice after termination.

           c. All right, title, and interest in and to any programs, systems, data, and materials furnished to MTI and/or developed, at private expense, by Consultant outside the scope of this Agreement are and will remain the exclusive property of Consultant. These "Consultant Products" anticipated to be relevant to this Agreement, if any, are listed in Exhibit "D".

        5. Term and Termination.

           a. This Agreement is effective beginning August 21, 2001 and terminates August 21, 2002 (the "Term"). The Company and Consultant agree that this Agreement will remain in effect for the full term as set forth above. The Parties agree, however, that this Agreement may be terminated for any reason, with or without cause, by the Company or Consultant upon 30 days' written notice to the other party.

           b. If either party materially breaches any of the provisions of this Agreement, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Termination will be effective immediately on receipt of the written notification by the breaching party, or five days after mailing of the notice to the address set forth in the notice provisions below, whichever occurs first. For purposes of this section, material breach of this Agreement will include but not be limited to the following: (i) the Company's failure to pay for Consultant's services, or to reimburse Consultant's expenses as agreed in writing, within forty-five (45) days after receipt of Consultant's written demand for payment in accordance with the notice provisions set forth below; and (ii) failure of Consultant to adequately perform the services required by Consultant under this Agreement, as determined by the Company in its sole discretion.

           c. This Agreement will terminate automatically on the occurrence of any of the following events:

               i. the appointment of a receiver, liquidator, or trustee for either party by decree of competent authority in connection with any adjudication or determination by such authority that either Party is bankrupt or insolvent; the filing by either Party of a petition in voluntary bankruptcy, the making of an assignment for the benefit of its creditors, or the entering into of a composition with its creditors; or (c) any formal action of MTI's Board of Directors to terminate the Company's existence or otherwise to wind up Company's affairs;

               ii. Sale of the business, or change in control, of either party;
or

               iii. Consultant's death.

           d. Within 30 days after termination of this Agreement for any reason, Consultant will submit to MTI a final itemized invoice for any outstanding fees or expenses under this Agreement. Upon termination of this Agreement and payment of the final invoice, the Company will owe Consultant no further amounts or obligations.

        6. Benefits.

           a. Consultant enters into this Agreement as, and will continue to be, an independent contractor. Therefore, Consultant will not be entitled to any benefits accorded to MTI's employees including, but not limited to: workers' compensation insurance, unemployment insurance, disability insurance, medical insurance, dental insurance, retirement plans, 401(k) plans, stock option plans, stock purchase plans, vacation pay, and sick pay.

           b. Consultant will be responsible for providing, at Consultant's expense and in Consultant's name, disability, workers' compensation, and other insurance as well as licenses and permits usual or necessary for performing the services contemplated by this Agreement.

           c. The Company and Consultant acknowledge that the services that Consultant will provide pursuant to the terms of this Agreement are specialized in nature, that the parties established Consultant's professional fee to ensure that Consultant could provide his or her own benefits, and that Consultant has no current or future expectation that he will be entitled to participate in any of the benefits of employment that the Company may from time to time provide its employees. Accordingly, the Company and Consultant agree, covenant, and represent that, even if Consultant's working relationship with the Company is reclassified from the relationship of independent contractor to the relationship of employer-employee, Consultant will be entitled to participate in any benefits of employment that the Company may from time to time provide to its employees.

           d. Consultant's exclusion from benefit programs maintained by Company is a material component of the terms of compensation negotiated by the parties, and is not premised on Consultant's status as a non-employee with respect to the Company. To the extent that Consultant may become eligible for any benefit programs maintained by Company (regardless of the timing of or reason for eligibility), Consultant hereby waives Consultant's right to participate in the programs. Consultant's waiver is not conditioned on any representation or assumption concerning Consultant's status as an independent contractor. Consultant also agrees that, consistent with Consultant's independent contractor status, Consultant will not apply for any government-sponsored benefits that are intended to apply to employees, including, but not limited to, unemployment benefits.

        7. Proprietary Information and Ownership of Intellectual Property. The Company has spent significant time and money developing Proprietary Information (as defined in Exhibit "C") that is vital to the Company's business and goodwill. The Company and Consultant acknowledge that Consultant, in performing the terms and conditions of this Agreement and the Former Agreement, has and will continue to directly or indirectly gain access to information about the Company and its operations, including, but not limited to, its modes and methods of conducting its business and producing and marketing its services; its employees, customers, vendors and referral source lists; its trade secrets; its copyrighted and non-copyrighted or non-protected computer software programs; its financial structure; and its weakness, if any. Therefore, as part of this Agreement, Consultant agrees to execute, and be bound by, the Company's "Independent Contractor Proprietary Information Agreement," a copy of which is attached hereto as Exhibit "C".

        8. Subsequent Consulting and Employment. After the termination of this Agreement with the Company, Consultant agrees, covenants, and represents that he will not enter into any agreement that conflicts with the Consultant's obligations under this Agreement and the Proprietary Information Agreement attached as Exhibit "C". Consultant further agrees that it will inform any subsequent parties who engage Consultant's services, or with whom Consultant becomes employed, of Consultant's obligations under this Agreement and the Proprietary Information Agreement.

        9. Consultant's Representations and Indemnities.

           a. Consultant represents that Consultant has the qualifications and ability to perform the services under this Agreement in a professional manner without the advice, control, or supervision of the Company's management. Consultant will be solely responsible for the professional performance of the services and will receive no assistance, direction, or control from MTI. Consultant will have sole discretion and control of Consultant's services and the manner in which they are to be performed. The parties acknowledge and agree that, although MTI has no right to control the manner by which Consultant performs the services called for by this Agreement, MTI is entitled to: (i) advise Consultant with respect to the elements of the services to be performed by Consultant under this Agreement; and (ii) to review and assess the performance of the services by Consultant for the limited purpose of assuring that the services have been performed, and confirming that the results are satisfactory.

           b. Consultant will and does hereby indemnify, defend, and hold harmless the Company, and the Company's officers, directors, employees and shareholders, from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest and penalties that the Company may incur or suffer and that result from, or are related to, any breach or failure of Consultant to perform any of the representations, warranties, and agreements in this Agreement.

        10. Confidentiality and Publicity.

            a. Consultant agrees, covenants, and represents that the facts relating to the existence of this Agreement, the negotiations leading to the execution of this Agreement, and the terms of this Agreement will be held in confidence and will not be disclosed or communicated to any person, other than those who must perform tasks to effectuate this Agreement, unless required by law or with advance written consent from an officer of the Company to each disclosure.

            b. Consultant will not at any time use MTI's name or any MTI trademarks or trade names in any advertising, without first obtaining the Company's advance written consent to each disclosure.

        11. Arbitration. All disputes between Consultant and MTI relating in any manner whatsoever to Consultant's consulting relationship with MTI or the termination of Consultant's consulting relationship with MTI ("Arbitrable Claims") including, without limitation, all disputes relating to the validity, interpretation, or enforcement of this Agreement, will be resolved exclusively by arbitration in Orange County, California, by the Judicial Arbitration & Mediation Services, Inc. (the "JAMS"). Such arbitration will be conducted in accordance with the then-existing arbitration rules of JAMS, with the cost of such arbitration to be borne equally by the parties. The parties to this Agreement, and all who claim thereunder, will be (i) conclusively bound by the arbitrator's decision or award, which will not be subject to appeal; and (ii) have the right to have any decision or award rendered in accordance with this provision entered as a judgment in a court in the State of California or any other court having jurisdiction. The arbitrator will have the authority to award or grant legal, equitable, and declaratory relief. The parties hereby waive any rights they may have to trial by jury. The Federal Arbitration Act will govern the interpretation and enforcement of this Section pertaining to arbitration, unless it is found inapplicable in which case the California Arbitration Act will control.

        12. Notices. Any notice under this Agreement must be in writing and will be effective upon delivery by hand or five (5) business days after deposit in the United States mail, postage prepaid, certified or registered, and addressed to Company or to Consultant at the corresponding address below. Consultant will be obligated to notify Company in writing of any change in Consultant's address.


        Company's Notice Address:             Consultant's Notice Address:

        MTI Technology Corporation            Dale Wight
        4905 E La Palma Ave                   ____________________________
        Anaheim, CA 92807                     ____________________________
        Facsimile: (714) 693-2607
        Attention: Legal Department

        Notice of change of address will be effective only when done in accordance with this Section.

        13. Assignments; Successors and Assigns. Consultant agrees that Consultant will not assign, delegate, transfer, or otherwise dispose of, whether voluntarily or involuntarily or by operation of law, any rights or obligations under this Agreement without the written consent of MTI. Any purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement will prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest or any affiliated Company. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and will not benefit any person or entity other than those enumerated above.

        14. Amendments; Waivers. This Agreement will not be varied, altered, modified, changed or in any way amended except by an instrument in writing executed by an officer of Consultant and the President of the Company. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver will not operate as a waiver of any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder will operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

        15. Severability; Enforcement.

            a. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, will be held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances will remain in full force and effect, and such provision will be enforced to fullest extent consistent with applicable law.

            b. This Agreement has been reviewed by the parties and by their respective attorneys. The parties have had a full opportunity to negotiate the contents of this Agreement. The parties to this Agreement expressly waive any common-law or statutory rule of construction that ambiguities should be construed against the drafter of the Agreement, and agree that the language in all parts of this Agreement will be construed as a whole, according to its fair meaning, and not in favor of or against any party.

        16. Headings. The headings contained in this Agreement are provided for the convenience of the reader only. Accordingly, the headings and section numbers in this Agreement shall not in any way define, limit, construe, or describe the scope or intent of the provisions of this Agreement, and should be ignored in the interpretation of this Agreement.

        17. Governing Law. Except as otherwise provided, the validity, interpretation, enforceability, and performance of this Agreement will be governed by and construed in accordance with the law of the State of California, without giving effect to its law regarding the conflict of laws.

        18. Acknowledgment. The parties acknowledge that (i) they have each had the opportunity to consult with independent counsel of their own choice concerning this Agreement and have done so to the extent they deem necessary, and (ii) they each have read and understand the Agreement, are fully aware of its legal effect, and have entered into it voluntarily and freely based on their own judgment and not on any promises or representations other than those contained in the Agreement.

        19. Entire Agreement. The terms of this Agreement; and the Proprietary Information Agreement attached as Exhibit "A" are intended by the parties to be the final expression of their agreement with respect to the retention of Consultant by the Company, and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement; and the Proprietary Information Agreement attached as Exhibit "A" will constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement. This Agreement; and the Proprietary Information Agreement attached as Exhibit "A" supersede any prior oral or written consulting or other agreements between Consultant and MTI.


EXECUTED BY:

MTI TECHNOLOGY CORPORATION,
A DELAWARE CORPORATION                           DALE WIGHT

By: /s/ PAUL W. EMERY, II                        By: /s/ DALE WIGHT
    --------------------------                       --------------------------
Title: COO                                       Title: Consultant
       -----------------------                          ----------------------



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

                                   EXHIBIT "A"

                                  SCOPE OF WORK


Consultant will provide information and conduct research as requested by MTI to assist in providing financial advice and analysis.

                                   EXHIBIT "B"

                                      FEES

MTI agrees to pay Consultant $84.00 per hour per assignment, with the number of billable hours per assignment to be mutually agreed upon by both MTI and Consultant, in writing, prior to Consultant providing any services relating the respective assignment, MTI retains the unilateral and sole right to determine if any services are to be requested of the Consultant, and Consultant agrees not to undertake any actions or provide any services under this Agreement unless directed to do so by the appropriate representatives of MTI.

                                 PAYMENT TERMS

Upon completion of an assignment as set forth in Exhibit A and submission of an invoice, the agreed-upon amount of the assignment's billable hours multiplied at the rate of $84.00 per hour will be paid on a net forty-five (45) days.

                                   ASSIGNMENTS

The number of assignments that Consultant will be asked to be engage will be solely determined by MTI. MTI may, at its sole discretion, elect not to engage the Consultant for any assignment during the term of this Agreement. Unless the Agreement is terminated by the Consultant pursuant to the terms and conditions as set forth above. Consultant agrees that he will perform services as requested if he is available to MTI at the requested time period during the term of the Agreement.



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

                                   EXHIBIT "C"

                    CONFIDENTIALITY/NON-DISCLOSURE AGREEMENT


In consideration of MTI TECHNOLOGY CORPORATION, A DELAWARE CORPORATION (herein "MTI") granting me access to MTI facilities and information, I agree as follows:

1. As a Consultant, it is my understanding that, pursuant to the CONSULTING AGREEMENT dated AUGUST 21, 2001 between MTI and DALE WIGHT, I will have access to and acquire techniques, know-how, or other information of a confidential nature concerning MTI experimental and developmental work, trade secrets, secret procedures, business matters or affairs including, but not limited to, information relating to ideas, discoveries, inventions, disclosures, processes, methods, systems, formulas, patents, patent applications, machines. materials, research plans and activities, research results, and business marketing information, plans, operations, activities, and results. I WILL NOT DISCLOSE ANY SUCH INFORMATION TO ANY PERSON OR ENTITY OR USE ANY SUCH INFORMATION WITHOUT MTI'S PRIOR WRITTEN CONSENT. Information will, for purposes of this Agreement, be considered to be confidential if not known in the field generally, even though such information has been disclosed to one or more third parties pursuant to joint research agreements, consulting agreements, or other agreements entered into by MTI or any of its affiliates. Excluded from the obligations of confidentiality and non-discloser agreed to herein is information (i) that I can establish I knew prior to my acquiring it from MTI; (ii) that I receive from a third party who, when providing it to me, is not under an obligation to MTI to keep the information confidential; or (iii) that enters the public domain through no fault of mine.

2. If, as a consequence of my access to MTI facilities or information, I conceive of or make, alone or with others, ideas, inventions and improvements thereof of know-how related thereto that relate in any manner to the actual or anticipated business of MTI, I will assign and do hereby assign to MTI my right, title, and interest in each of the ideas, inventions and improvements thereof described in this paragraph. I will, at MTI's expense, execute, acknowledge, and deliver such documents.

3. I agree that, upon the earlier of the completion of my work for MTI, as a Consultant or upon the termination of the Consulting Agreement between MTI and myself, I will deliver to MTI (and will not keep in my possession or deliver to anyone else) any and all devices, records, data, notebooks, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to MTI, its successors or assigns.

4. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my commencing work for MTI. I have not



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

        entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

5.      This Agreement will be governed by the laws of the State of California.

6. This Agreement sets forth the entire Agreement and understanding between MTI and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

7. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

8. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of MTI, its successors, and its assigns.

9. This Agreement will remain in full force and effect so long as any materials referred to in paragraph 1 of Exhibit "A"remain trade secrets of MTI



Date:      10/2/01                           Signature: /s/ DALE WIGHT
      -------------------------                         ------------------------

Witness: Cecilia Dinh                        Print Name: Dale Wight
         ----------------------                          -----------------------



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

                                   EXHIBIT "D"

                               CONSULTANT PRODUCTS

                                    (IF ANY)


(None known to be relevant or applicable to the Scope of Work in this Agreement.)



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